WARRANT AMENDMENT AGREEMENT

This Warrant Amendment Agreement, dated July 9, 2018 (this "Agreement"), is made and entered into by and among HypGen, Inc., a Nevada corporation, formerly known as Mega Bridge Inc. (the "Company"), and certain warrant holders of the Company which are named on the signature page to this Agreement (together, the "Amending Parties"), with respect to the following facts:

A. On or about June 28, 2017, the Company entered into an Asset Assignment Agreement (the “Assignment Agreement”) with Richard L. Chang Holding’s, LLC, a Nevada limited liability company (“Holdings LLC”), pursuant to which Holdings LLC contributed certain Patent Assets to the Company with the expectation that the Company would raise sufficient capital to develop the Patent Assets;

B. Pursuant to the Assignment Agreement, Holdings LLC has a right of reversion to receive the Patent Assets back from the Company in the event that the Company failed to raise a minimum of $1,000,000 in equity financing on or before June 28, 2018, and the Company has failed to raise the equity;

C. Holdings LLC has agreed to waive the right of reversion under the Assignment Agreement provided that (i) the Amending Parties agree to amend the Common Stock Purchase Warranted dated June 28, 2017 (the “Warrant”) issued to each of them to reduce the number of warrant shares; and (ii) the Company raises a minimum of $1,000,000 in equity financing on or before June 28, 2019.

D. The Amending Parties are entering into this Agreement to, among other things, induce Holdings LLC to waive the right of reversion and provide the Company with an opportunity to raise equity financing.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

1.               Warrant Amendment. Each of the Amending Parties hereby agrees that the Warrant issued to him/it is amended as follows:

Register Warrant Holder:	Date of Issuance:	Warrant Shares:	Reduction of Number of Warrant Shares:	New Number of Warrant Shares:	New Aggregate Exercise Amount:
Dr. McCoy Moretz	6.28.17	10,000,000	5,000,000	5,000,000	$0.25 * 5,000,000 = $1,250,00
SD Law Group APC	6.28.17	10,000,000	5,000,000	5,000,000	$0.25 * 5,000,000 = $1,250,00

The Warrant shall remain in full force and effect as amended hereby, and the date of issuance of each Warrant shall remain June 28, 2017.

2.               Representations by the Amending Parties. Each of the Amending Parties has full right, power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Amending Parties and constitutes a valid, binding obligation of the Amending Parties, enforceable against each in accordance with its terms (except as such enforceability may be limited by laws affecting creditor's rights generally). Each of the Amending Parties acknowledges and agrees that legal counsel for the Company has not represented the interests of the Amending Parties with respect to this Agreement and each of the Amending Parties has had the opportunity to discuss this Agreement with their own legal counsel and each Amending Party has made an independent decision to enter into this Agreement.

3.               Further Assurances. Each party to this Agreement will use his or its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

4.               Amendment and Waiver. Any term, covenant, agreement or condition of this Agreement may be amended, with the written consent of the Company and the Amending Parties, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Company and the Amending Parties.

5.               Survival of Agreements, Representations and Warranties, etc. All representations and warranties contained herein shall survive the execution and delivery of this Agreement.

6.               Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Company and the Amending Parties, and their respective successors and assigns.

7.               Governing Law. This Agreement (including the validity thereof and the rights and obligations of the parties hereunder and thereunder) and all amendments and supplements hereof and thereof and all waivers and consents hereunder and thereunder shall be construed in accordance with and governed by the internal laws of the State of Nevada without regard to its conflict of laws rules.

8.               Miscellaneous. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may be executed in any number of counterparts and may be delivered by facsimile transmission or electronic mail in portable document format or other means intended to preserve the original graphic content of a signature. Each such counterpart shall constitute an original but all such counterparts shall together constitute but one and the same instrument.

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9.               Effectiveness of Agreement. Notwithstanding any other provision contained herein, this Agreement shall become effective, and the obligations of the Company and Amending Parties contained herein shall arise only upon, the execution of this Agreement by all of the Amending Parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HypGen, Inc.

By: /s/ Richard L. Chang

Richard L. Chang

Director

Amending Parties:

/s/ Dr. McCoy Moretz

Dr. McCoy Moretz

SD Law Group APC

By: /s/ Steven J. Davis

Steven J. Davis, President

[Signature Page to HypGen, Inc. Warrant Amendment Agreement]

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